EXHIBIT 15

December 7, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated December 7, 2015 on our review of interim financial information of Abercrombie & Fitch Co. for the thirteen and thirty-nine weeks ended October 31, 2015 and November 1, 2014 and included in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 2015 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-100079, 333-107646, 333-107648, 333-128000, 333-145166 and 333-176135).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio